AST RESEARCH, INC.
                             a Delaware corporation

Meeting of the Board of Directors

                                November 26, 1996

Nonqualified Stock Options under 1996
Non-Employee Director Plan

     WHEREAS, it has been proposed that this Corporation adopt a stock option plan covering an aggregate of 500,000 shares of the Corporation's Common Stock, $0.01 par value per share (the "Common Stock"), the participants in which would be limited to non-employee members of the Corporation's Board of Directors; and

     WHEREAS, it is deemed to be in the best interests of this Corporation and all its stockholders that this Corporation adopt such plan and issue options thereunder;

     NOW, THEREFORE, BE IT RESOLVED, that this Board of Directors hereby adopts a plan to be designated as the "1996 Non-Employee Director Plan" (herein, the "Plan"), and authorizes the officers of the Corporation to develop and prepare or cause to be developed and prepared a form of Nonqualified Stock Option Agreement to be used under such Plan, and this Board of Directors hereby approves the form to be so developed and prepared; and

     RESOLVED FURTHER, that the Plan shall cover the sale and issuance of up to an aggregate of 500,000 shares of the Corporation's Common Stock, and the Board of Directors shall be authorized to grant nonqualified stock options under the Plan to non-employee members of the Board of Directors, subject, however, to stockholder approval of the Plan; and

     RESOLVED FURTHER, that these resolutions and the form of Nonqualified Stock Option Agreement used hereunder shall comprise the Plan and, pursuant to the Plan, nonqualified stock options covering an aggregate of 50,000 shares of Common Stock are hereby granted to Roger Johnson, and nonqualified stock options covering an aggregate of 70,000 shares of Common Stock are hereby granted to each of Richard Goeglein and Jack Peltason, subject, however, to stockholder approval of the Plan, such options to be exercisable at $4,0625 per share, which price is hereby determined to be the per share fair market value of the Common Stock on the date hereof; and

     RESOLVED FURTHER, that Messrs. Johnson, Goeglein and Peltason hereby excuse themselves from the vote with respect their respective stock option grants, but not from the unanimous approval of the Plan's adoption or of the other stock option grants and related matters set forth herein; and

     RESOLVED FURTHER, that the foregoing grants to Messrs. Johnson, Goeglein and Peltason of nonqualified stock options shall vest ratably over a period of four years from the date hereof; and

     RESOLVED FURTHER, that these resolutions and the proposed issuance of nonqualified stock options shall comprise an employee stock option plan or agreement for all purposes under the California Corporations Code, including
Section 408(a) thereof, and the U.S. Securities Laws, and that only the Corporation's non-employee directors shall be entitled to participate in the Plan; and

     RESOLVED FURTHER, that 500,000 shares of the Corporation's Common Stock are hereby reserved for issuance under the pursuant to the terms of the Plan, and when the purchase price therefor shall have been received, as determined from time to time by the Corporation, shall be duly and validly issued, fully paid and nonassessable shares of the Corporation's Common Stock, and that the consideration so received for such shares shall be credited to the appropriate Common Stock or other capital accounts of the Corporation; and

     RESOLVED FURTHER, that the officers of the Corporation be, and they hereby are, authorized and directed to prepare or have prepared a Registration Statement on Form S-8 (the "Registration Statement") under the 1933 Act, relating to the Plan covering the shares of Common Stock issuable under the Plan, and the appropriate officers of the Corporation are authorized and directed, in the name and on behalf of the Corporation, to execute and cause to be filed with the SEC under the 1933 Act such Registration Statement (including the exhibits listed therein), with such changes therein and additions thereto as such officers may, with the advice of counsel, approve, the filing thereof to be conclusive evidence of their approval, and to execute and cause to be filed with the SEC all such amendments to such Registration Statement and all certificates, exhibits, documents, letters and other instruments in connection therewith as they may, with the advice of counsel, deem necessary or advisable to effect the Plan; and

     RESOLVED FURTHER, that Randall G. Wick, Vice President of the Corporation, is appointed as the Agent for Service of Process for the Corporation to be named in the Registration Statement, with all other powers incident to such appointment; and

     RESOLVED FURTHER, that the directors hereby appoint Messrs. Won Suk Yang and Randall G. Wick, or either of them, as the true and lawful attorneys and agents for the Corporation, each with the power of substitution, to do any and all acts and things in the Corporation's name and behalf, and to execute any and all instruments for the Corporation in its name, which said attorneys and agents, or either of them, may deem necessary or advisable to enable this Corporation to comply with the 1933 Act, and any rules, regulations and requirements of the SEC in connection with the Registration Statement, including specifically, but without limitation, power and authority to sign for this Corporation in its name, any and all amendments (including post-effective amendments) thereto; and the Corporation does hereby ratify and confirm all that said attorneys and agents, or their substitute or substitutes, or any one of them, shall do or cause to be done by virtue here; and

     RESOLVED FURTHER, that this Board of Directors hereby deems the grant and issuance of stock options and shares of Common Stock under the Plan to be exempt from qualification under the California Corporations Code pursuant to Section 25100(o) thereof; and

     RESOLVED FURTHER, that the officers of the Corporation be, and each there of hereby is, authorized to effect the notification of The Nasdaq Stock Market of the adoption of the Plan and of the Corporation's intent to obtain stockholder approval of such Plan, and also to effect the additional listing on The Nasdaq Stock Market of the 500,000 shares of Common Stock reserved for issuance under the Plan, and to execute and deliver such documents and to do and perform such further acts as may be required to ensure the continued listing of the Corporation's Common Stock on The Nasdaq Stock Market; and

     RESOLVED FURTHER, that the officers of the Corporation be, and each thereof hereby is authorized to execute and deliver such further documents and instruments and to do and perform such other acts as may be necessary or advisable in order to carry out and perform the purposes and intentions of the foregoing resolutions; and

     RESOLVED FURTHER, that the Secretary or any Assistant Secretary of the Corporation is authorized to certify and deliver a copy of this resolution, and any one or more of the foregoing resolutions, to such persons, firms or corporations as he may deem necessary or advisable.